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EXHIBIT 5

                               January 10, 2000

Quicksilver Resources Inc.
1619 Pennsylvania Avenue
Fort Worth, Texas 76104

     Re:  Quicksilver Resources Inc. Registration Statement for
          Offering of 1,300,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,300,000 shares of common stock under your 1999 Stock Option and Retention Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Stock Option and Retention Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Cantey & Hanger, L.L.P.
                                    --------------------------------------------
                                    CANTEY & HANGER, L.L.P.